UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2011

Blackbaud, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

  On June 17, 2011, Blackbaud, Inc. entered into a Credit Agreement (the “Credit Facility”) with the lenders referred to therein (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Managers. Blackbaud did not request any loans under the Credit Facility at closing, and Blackbaud’s existing credit facility was terminated at that time.

  The Credit Facility is a $125,000,000 facility that matures on June 17, 2016, subject to early termination by Blackbaud or the Administrative Agent, on behalf of the Lenders. The Credit Facility includes a revolving credit facility, swingline facility, letter of credit facility and incremental term loan facility.

  The aggregate principal amount of all outstanding loans under the revolving credit facility may not exceed the revolving credit commitment (or the total commitment of all revolving credit lenders to make revolving credit loans, purchase participations in letter of credit obligations and refund swingline loans) less the sum of all outstanding swingline loans and letter of credit obligations. The aggregate principal amount of all swingline loans may not exceed the lesser of (a) the revolving credit commitment less the sum of all outstanding revolving credit loans and the letter of credit obligations, and (b) the swingline commitment (or the lesser of $10,000,000 and the revolving credit commitment). The Issuing Lender is not obliged to issue any letter of credit if, after giving effect to the issuance, (a) the letter of credit obligations would exceed the lesser of $20,000,000 and the revolving credit commitment, or (b) the aggregate principal amount of outstanding revolving credit loans, plus the aggregate principal amount of outstanding swingline loans, plus the aggregate amount of letter of credit obligations would exceed the revolving credit commitment. Blackbaud may increase the revolving credit commitment and request incremental term loans, subject to certain terms and conditions, up to six (6) months prior to maturity date. The aggregate amount of all revolving credit commitment increases and incremental term loans must not exceed $75,000,000. The aggregate number of all incremental term loans plus increases in the revolving credit commitment cannot exceed three (3).

  Amounts outstanding under the Credit Facility are guaranteed pursuant to a Guaranty Agreement dated June 17, 2011, by certain subsidiaries of Blackbaud, as Guarantors, in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Guaranty Agreement”). The obligations of Blackbaud under the Credit Facility are secured by the stock and LLC interests of certain subsidiaries of Blackbaud and the proceeds therefrom pledged pursuant to a Pledge Agreement dated as of June 17, 2011, by Blackbaud and certain of its subsidiaries in favor of Wells Fargo Bank, National Association, as Administrative Agent for the ratable benefit of itself and the Lenders (the “Pledge Agreement”).

  The revolving credit loans and incremental term loans under the Credit Facility bear interest at a rate per annum equal to, at Blackbaud’s option, (a) a base rate equal to the highest of (i) the prime rate, (ii) the Federal Funds Rate plus  1/2 of 1% and (iii) the sum of the LIBOR Rate for a one (1) month interest period plus 1% (the “Base Rate”), plus an applicable margin as specified in the Credit Facility, or (b) the LIBOR Rate plus the applicable margin. Swingline loans bear interest at a rate per annum equal to the Base Rate plus the applicable margin.

  The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The affirmative covenants include requirements for Blackbaud and its subsidiaries to maintain their corporate existence; maintain their property and insurance; pay and perform their obligations; comply with laws and material contracts; as well as other requirements. The negative covenants include limitations on indebtedness; liens; loans, advances, investments and acquisitions; mergers and liquidation; sale of assets; dividends and distributions; exchange and issuance of capital stock; transactions with affiliates; accounting changes; amendments, payments and prepayments of subordinated indebtedness; changes in the nature of Blackbaud’s business or the business of any of its subsidiaries; and other matters. Financial covenants include a leverage test, an interest coverage test and certain limitations on capital expenditures.

  The Credit Facility also has customary defaults, including the nonpayment of principal of any loan or amounts drawn under letters of credit; nonpayment of interest on any loan, interest on amounts drawn under letters of credit, or any other obligation including fees, and such default continues for 3 business days; material misrepresentations; failure of the Borrower or any of its subsidiaries to observe any term, covenant, condition or agreement contained in any of the loan documents, and such default continues for thirty (30) days after written notice thereof has been provided; cross-defaults on other indebtedness greater than $1,000,000; a change in control; bankruptcy or insolvency; all judgments or orders for the payment of money that exceed $1,000,000 and continue without having been discharged, vacated, stayed or bonded pending appeal for thirty (30) days after entry thereof; and other matters. Upon an event of default under the Credit Facility, with the consent of the Lenders holding in the aggregate more than 50% of the sum of all commitments and the aggregate outstanding incremental term loans (the “Required Lenders”), the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, terminate the commitments of the Lenders, and all amounts outstanding, including all accrued interest and unpaid fees, will become immediately due and payable. Upon a bankruptcy event of default under the Credit Facility, the commitments of the Lenders automatically terminate and all amounts outstanding, including all accrued interest and unpaid fees, will automatically become due and payable.

  The Credit Facility may be used to support commercial paper obligations. The Lenders and agents under the Credit Facility and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services.

  The descriptions of the Credit Facility, the Guaranty Agreement and the Pledge Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the Credit Facility, Guaranty Agreement and Pledge Agreement which are filed as Exhibits 10.44, 10.45 and 10.46 to this report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

  As described in Item 1.01 above, on June 17, 2011, Blackbaud entered into a Credit Agreement. The Credit Agreement is attached hereto as Exhibit 10.44. The description of the Credit Agreement in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

  The 2011 annual meeting of stockholders for Blackbaud, Inc. (the “Company”) was held on June 22, 2011.

  At the meeting, our stockholders elected two Class A members to our board of directors for a term expiring at the annual meeting of stockholders in 2014, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Timothy Chou	39,364,779	1,183,735	1,199,383
Carolyn Miles	39,091,383	1,457,131	1,199,383

  Our stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting. The vote on the resolution was 18,111,299 shares for, 21,070,117 shares against, 1,367,098 shares abstaining and 1,199,383 broker non-votes.

  A nonbinding advisory stockholder vote was also held regarding the frequency of future advisory votes on executive compensation. The vote on this matter was 33,753,759 shares in favor of such advisory votes be held once every year, 35,709 shares in favor of holding such votes once every two years, 5,409,982 shares in favor of holding such votes once every three years, 1,349,064 shares abstaining and 1,199,383 broker non-votes. Consistent with its recommendation to the stockholders and in light of the voting results, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the stockholder vote on executive compensation.

  Our stockholders also ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending 2011. The vote for such ratification was 41,612,742 shares for and 135,155 shares against (including abstentions).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.44	Credit Agreement dated as of June 17, 2011, by and among Blackbaud, as Borrower, the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Managers.

10.45	Guaranty Agreement dated as of June 17, 2011, by certain subsidiaries of Blackbaud, as Guarantors, in favor of Wells Fargo Bank, National Association, as Administrative Agent.

10.46	Pledge Agreement dated as of June 17, 2011, by Blackbaud and certain subsidiaries of Blackbaud in favor of Wells Fargo Bank, National Association, as Administrative Agent for the ratable benefit of itself and the Lenders.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: June 23, 2011	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer

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